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                                                                   EXHIBIT 10.39

                           METRETEK TECHNOLOGIES, INC.

                            STIPULATION OF SETTLEMENT


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DISTRICT COURT, CITY AND COUNTY OF DENVER,
COLORADO
1437 Bannock Street
Denver, Colorado  80202

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PLAINTIFF:  Douglas W. Heins, on behalf of himself              Case No.: 01CV26
and all others similarly situated
                                                                Courtroom 2
DEFENDANTS:  Metretek Technologies, Inc., et al.
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                            STIPULATION OF SETTLEMENT

         This Stipulation of Settlement (the "Stipulation"), dated as of March 2, 2004, is made and entered into by and among the following parties (as defined further in Section V (1) hereof) to the above-entitled Litigation: (i) the Plaintiff (in his representative capacity on behalf of himself and the Class) by and through his counsel of record in the Litigation; and (ii) the "Settling Defendants" by and through their counsel of record in the Litigation. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined herein), upon and subject to the terms and conditions set out in this joint Stipulation of Settlement. This settlement is contingent upon resolution of an Interpleader Action (as defined herein) filed Gulf Insurance Company and the payment of $2,375,000 on behalf of the Settling Defendants and Jeff Farstad in his capacity as trustee of the Trust, from the insurance proceeds into the Escrow Account as provided herein.

I. THE LITIGATION

         This lawsuit (referred to in this Stipulation as "the Class Action" or "the Litigation") was filed in the District Court for the City and County of Denver, Colorado on January 3, 2001. The Class Action generally alleges that the Settling Defendants and others engaged in violations of the Colorado Securities Act in connection with the selling of units in Marcum Midstream 1997-1 Business Trust (hereinafter "Trust").

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II. PRETRIAL PROCEEDINGS AND DISCOVERY IN THE LITIGATION

         Class Counsel has conducted extensive research and investigation during the prosecution of the Litigation. This discovery and investigation has included, inter alia, (i) inspection of hundreds of pages of documents produced by the Settling Defendants, available public records, and documents voluntarily provided by numerous cooperating class members; (ii) review of hundreds of pages of the PPM and its supplements; (iii) review of a previously filed federal lawsuit and arbitration relating to the Amoco Contract that is also at issue in this case, (iv) exhaustive pre-filing investigation of the claims and counts set out in the original complaint and proposed amended complaint, (v) retention of a private investigator to search for assets to satisfy a judgment or evaluate the settlement offer, (vi) an investigation of the tariffs and regulations governing the transmission of natural gas liquids, and (vii) extensive research of the applicable law with respect to the claims asserted in the Complaint and the potential defenses thereto.

         Class Counsel also filed and prevailed on a motion for class certification, filed a motion for partial summary judgment that is currently pending, opposed the Defendants' various motions to dismiss, and opposed the Settling Defendants motion for partial summary judgment regarding collateral estoppel. Class Counsel also defended the deposition of the class representative and participated in the deposition of the primary broker-dealer. Class Counsel have also served detailed discovery on the Defendants including interrogatories, request for production of documents and request for admissions. Class Counsel also drafted a proposed Second Amendment to their Complaint that has been provided to the Metretek Defendants in order to demonstrate the "road ahead" in the event there was not a settlement.

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III. SETTLING DEFENDANTS' STATEMENT

         The Settling Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Representative Plaintiff on behalf of the Class. The Settling Defendants also have denied and continue to deny, inter alia, the allegations that the Representative Plaintiff or the Class has suffered damage. The Settling Defendants have concluded that the further conduct of the Litigation concerning the Released Claims would be protracted and expensive, and they also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this Litigation. Therefore, the Settling Defendants have determined that it is desirable and beneficial to them that the Litigation concerning the Released Claims be fully and finally settled as to them in the manner and upon the terms and conditions set forth in this Stipulation.

         The Settling Defendants have asserted cross claims or third party claims in the Litigation for fraud, negligent misrepresentation, breach of contract, breach of fiduciary duty, civil conspiracy, contribution and contractual indemnification against Jeff Farstad and his companies, Farstad Oil, Inc. and Farstad Gas and Oil, LLC. The Settling Defendants intend to continue to pursue their claims against these Farstad defendants.

IV. CLAIMS OF THE REPRESENTATIVE PLAINTIFF AND BENEFITS OF SETTLEMENT

         The Representative Plaintiff believes that the claims asserted in the Litigation have merit and that the evidence developed to date in the Litigation supports the claims asserted. However, Class Counsel and the Representative Plaintiff recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Settling Defendants through trial and through appeals. Counsel for the Representative Plaintiff also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this Litigation, and they believe that the settlement set forth in the Stipulation confers substantial benefits upon the Class and each of the Class Members. Based on their evaluation, Class Counsel and the Representative Plaintiff have determined that the settlement set forth in the Stipulation is in the best interests of the Class and each of the Class Members.

V. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

         NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Representative Plaintiff (for himself and the Class), and the Settling Defendants, by and through their respective attorneys of record, that, subject to the approval of the Court and the satisfaction of the conditions set forth herein, the Litigation and the

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Released Claims (defined below) shall be finally and fully compromised and settled, as to the Released Persons (defined below), upon and subject to the terms and conditions of the Stipulation, as follows:

1. DEFINITIONS

         As used in the Stipulation, the following terms have the meanings specified below. Any defined term in this Stipulation that is not otherwise defined herein shall have the meaning set forth in the Complaint.

         "Brokerage Firms" means IFG Network Securities, Inc., Intrust Financial Services, Investment Tax Strategies, Professional Planning, Issac Financial Service, Capital Strategies, Ltd., Sentra Securities, GBS Financial, Strategic Assets, Inc., and Smith Moore & Co. Brokerage Firms does not mean or include Marcum Capital Resources, Inc. or Daniel J. Packard.

         "Class" means all persons or entities who are members of that certain class certified by the Court on September 28, 2001, in connection with the Class Action and who did not voluntarily opt out of the class.

         "Class Action" means the lawsuit filed in the District Court for the City and County of Denver, Colorado as Case No. 01 CV 26, captioned Douglas W. Heins, on behalf of himself and all others similarly situated v. Metretek Technologies, Inc., et al. The Class Action is also referred to in this Stipulation as the Litigation.

         "Class Counsel" means the following counsel for Representative Plaintiff in the Litigation: The Law Office of Vincent T. Gresham, Hawkins & Parnell, and Von Gunten Law, LLC.

         "Class Member" or "Member of the Class" means a Person who falls within the definition of the Class as set forth in herein, including his, her, its or their respective past, present and future employees, agents, officers, directors, principals, members, partners, predecessors, successors, heirs, executors, administrators, trustees, assigns, representatives, attorneys, consultants, advisors, parents, insurers, subsidiaries, and related or affiliated entities. Excluded from the class are the Defendants, their affiliates, officers, directors, trustees, family members, employees and any individual that opted out of the class.

         "Claims Against Farstad" means those claims against any of the Farstad Defendants that are being asserted by either the Class or any of the Metretek Defendants, excluding any and all claims asserted against Jeff Farstad in his capacity as trustee of the Trust.

         "Contribution Claims" has the meaning set forth in Section 2.3.3.

         "Effective Date" means the first date by which all of the events and conditions specified in Sections 6 and 8 of the Stipulation have been met and have occurred.

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         "Escrow Account" means that certain escrow account #78480900 at US
Bank.

         "Escrow Agent" means US Bank.

         "Escrow Agreement" shall mean that certain agreement attached as EXHIBIT C.

         "Escrow Funds" means any funds deposited into the Escrow Account, and shall include any interest or earnings thereon.

         "Failure Date" means the date (should it occur) that the Court's Final Judgment and Order approving this Settlement as required in Section 6 is overturned, in whole or in material part, by final, non-appealable order or ruling of this Court or another court of competent jurisdiction with authority to do so, or when any one or more of the conditions in Section 8 are not satisfied; provided that the Failure Date shall mean December 31, 2006 or such later date as may be agreed to by the Settling Parties if neither the Failure Date nor the Effective Date shall have occurred on or before such date.

         "Farstad Defendants" means Jeff Farstad (in his individual capacity and not as a trustee of the Trust as set forth herein), Farstad Gas & Oil, LLC, and Farstad Oil, Inc., and any of their affiliates including without limitation, SPF Energy, Inc.

         "Final" means (i) the date of final affirmance on an appeal from a judgment, the expiration of the time for a petition for a writ of certiorari to review a judgment and, if certiorari be granted, the date of final affirmance of a judgment following review pursuant to that grant; or (ii) the date of final dismissal of any appeal from a judgment or the final dismissal of any proceeding on certiorari to review a judgment; or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from a judgment, i.e., thirty (30) days after entry of the judgment or such longer time as allowed by extension.

         "Judgment" means the judgment to be rendered by the Court, finally approving the terms of this settlement as set forth in this Stipulation.

         "Lead Class Counsel" means Vincent T. Gresham of The Law Office of Vincent T. Gresham.

         "Litigation" means that certain lawsuit filed in the District Court for the City and County of Denver, Colorado as Case No. 01CV26, captioned Douglas W. Heins, on behalf of himself and all others similarly situated v. Metretek Technologies, Inc., et al. The Litigation is also referred to in this Stipulation as the Class Action.

         "Metretek" means Metretek Technologies, Inc.

         "Metretek Claims" has the meaning set forth in Section 2.3.

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         "Metretek Counterclaims" has the meaning set forth in Section 2.3.3.

         "Metretek Defendants" shall mean Marcum Midstream 1997-1 Business Trust ("Trust"), Marcum Midstream-Farstad, LLC, Metretek Technologies, Inc., Marcum Gas Transmission, Inc., Marcum Capital Resources, Inc., W. Phillip Marcum ("Marcum"), Richard M. Wanger ("Wanger"), and Daniel J. Packard ("Packard"). Marcum, Wanger and Packard may be referred to together as the "Individual Metretek Defendants." The Metretek Defendants are also referred to in this Stipulation as the Settling Defendants.

         "Metretek Note" means a $3 Million note from Metretek Technologies, Inc. in the form attached hereto as EXHIBIT A, that is guaranteed by the Trust and all subsidiaries of Metretek pursuant to guarantees in the form attached hereto as EXHIBIT B.

         "Metretek Persons" means Metretek, all subsidiaries of Metretek including, without limitation, Southern Flow Companies, Inc., and all Individual Metretek Defendants.

         "Net Recovery" has the meaning set forth in Section 2.3.4.

         "Notice" means the Notice of Proposed Settlement Of Class Claims referred to in Section 5.1.

         "Payment Date" means that date which is 46 days after the Court enters the Final Judgment and Order as required in Section 6, or such later date as may be agreed to by the Settling Parties.

         "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

         "Prepayment Amount" has the meaning set forth in Section 2.3.5.

         "Released Claims" shall mean and include any and all claims, causes of action, demands, rights, liabilities, costs and expenses (including without limitation attorneys' fees and interest) of any kind or nature whatsoever, whether based on statutory, tort, contractual or any other theory of recovery or liability, whether at law or in equity, whether asserted or unasserted, whether known or unknown (including Unknown Claims as defined below), that have been or that could have been asserted in this or any other forum or proceeding by or on behalf of the Representative Plaintiff, the Class, or any Member of the Class (together, "Releasors") directly or indirectly based upon, arising out of, or related to (a) the Trust, (b) any purchases or sales of securities in the Trust or investment in the Trust, (c) the subject matter of the Litigation, (d) any action, omission, duty or obligation of any Released Person

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related thereto, (e) the institution, prosecution, assertion, defense or resolution of the Litigation (except with respect to the obligations in this Stipulation), (f) any communications to or with any Person, or (g) otherwise arising out of or relating to any facts, circumstances, allegations, claims, causes of action, representations, statements, reports, disclosures, transactions, events, occurrences, acts, omissions or failures to act in connection with the Trust or by any Settling Defendant or any Released Person of whatever kind or character whatsoever, irrespective of the state of mind of the actor performing or omitting to perform the same that have been or could have been alleged in any pleading, amended pleading, argument, complaint, amended complaint, brief, motion, report or filing in the Litigation, or any other forum or other proceeding. "Released Claims" also include all claims asserted against Jeff Farstad in his capacity as a trustee of the Trust.

         "Released Persons" means each and all of the Settling Defendants, and his, its or their respective past, present and future employees, agents, officers, directors, principals, members, partners, predecessors, successors, heirs, executors, administrators, trustees, assigns, representatives, attorneys, accountants, consultants, advisors, parents, insurers (including, but not limited to Gulf Insurance Company), subsidiaries, and related or affiliated entities including, without limitation, Southern Flow Companies, Inc., Kendor Jones, Welborn, Sullivan, Meck & Tooley, P.C., Thomas A. Wentz, Jr., Pringle & Herigstad, P.C., Patrick R. Sughroue, Patrick R. Sughroue, P.C., Purvin & Gertz, Jeff Farstad, in his capacity as trustee of the Trust, the Brokerage Firms (except as limited by Section 3.3 below), Jacobs Chase Frick Kleinkopf & Kelley, LLC, Kegler, Brown, Hill & Ritter Co., L.P.A., Waldbaum Corn Koff & Berger, P.C., and Chapin Shea McNitt & Carter, and his, its, or their respective past, present and future employees, agents, officers, directors, principals, members, partners, predecessors, successors, heirs, executors, administrators, trustees, assigns, representatives, attorneys, consultants, advisors, parents, insurers (including, but not limited to Gulf Insurance Company),, subsidiaries, and related or affiliated entities, but specifically excluding the Farstad Defendants (as previously defined).

         "Remaining Defendants" shall mean the Farstad Defendants (as previously defined) and any other party named as a defendant in the Metretek Claims.

         "Representative Plaintiff" means Douglas Heins.

         "Settlement" means the settlement contemplated by this Stipulation as approved by the Court.

         "Settlement Fund" is the sum of (a), (b), (c) and (d) below: (a) an initial payment of $2.75 Million which includes $2.375 million of insurance proceeds to be paid on behalf of the Settling Defendants and Jeff Farstad in his

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capacity as trustee of the Trust, which are currently the subject of the
Interpleader Action as defined herein, (b) all regularly scheduled payments made under the $3 Million Metretek Note, (c) any Net Recovery from the Farstad Defendants or any other person on account of either Claims Against Farstad or Metretek Claims whether such Net Recovery is additional consideration or Prepayment Amounts, and (d) all accrued interest or earnings on (a) through (c).

         "Settling Defendants" means the Metretek Defendants. The Settling Defendants are also referred to in this Stipulation as the Metretek Defendants.

         "Settling Parties" means, collectively, each of the Settling Defendants and the Representative Plaintiff on behalf of himself and the Class.

         "Settling Party" means any of the Settling Defendants or the Representative Plaintiff on behalf of himself and the Class.

         "Stipulation" means this Stipulation of Settlement, together with all Exhibits hereto.

         "Stock Sale Prepayment" has the meaning set forth in Section 2.4.

         "Unknown Claims" means any Released Claims which the Representative Plaintiff or Class Members do not know or suspect to exist in his, her or its favor against the Released Persons at the time of the release of the Released Persons which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decision not to object to this settlement. The Representative Plaintiff and Class Members may hereafter discover facts in addition to or different from those which he or she now knows or believes to be true with respect to the subject matter of the Released Claims, but hereby stipulate and agree that the Representative Plaintiff and Class Members shall be deemed to, upon the Effective Date, fully, finally, and forever settle and release any and all Released Claims, as against the Released Persons, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule including, but not limited to state and federal securities and racketeering laws, without regard to the subsequent discovery or existence of such different or additional facts. The Representative Plaintiff and Class Members acknowledge that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

         "WF Subsidiaries" means Southern Flow Companies, Inc., Metretek, Incorporated and PowerSecure, Inc.

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2. CLASS CONSIDERATION FOR SETTLEMENT

         The Representative Plaintiff and Class Counsel agreed to settle this Litigation only after determining that (a) the Representative Plaintiff and members of the Class will receive substantial monetary and/or other additional benefits as a result of the Settlement, (b) there were substantial risks attendant to the continuation of the Litigation, (c) the Settlement provides for a prompt and efficient resolution of all claims against the Settling Defendants, and (d) the Settlement is in the best interests of the Representative Plaintiff and members of the Class and constitutes a fair, reasonable and adequate resolution of the Litigation as to the Settling Defendants.

         2.1 THE $2.75 MILLION PAYMENT

         Meteretek agrees to exert its best efforts to settle the Interpleader Action (as defined herein) in sufficient time to cause to be paid into the Escrow Account, directly and through its insurers, $2,750,000 to be held by the Escrow Agent pursuant to the Escrow Agreement on or before March 15, 2004. It is understood and agreed that currently $2,375,000 of these funds are the subject of that certain interpleader action filed by Gulf Insurance Company in DISTRICT COURT, CITY AND COUNTY OF DENVER, COLORADO as Case Number: 03 CV 2067 (the "Interpleader Action"). The execution of this Stipulation of Settlement and the taking of actions pursuant to such Stipulation of Settlement shall not impact upon the rights of any party in the Interpleader Action.

         Except as provided in the subsequent paragraph and pursuant to the Escrow Agreement, no Person, other than the Escrow Agent, Metretek or the Settlement Fund, shall have any rights or interest in the Escrow Account or the Escrow Funds, and under no circumstances shall the Escrow Agent be permitted, to disburse any Escrow Funds to any Person other than Metretek, the Escrow Agent, or the Settlement Fund, or in the event the Failure Date occurs, as provided below, and then only as provided and permitted in this Stipulation and in the Escrow Agreement.

         In the event the Failure Date occurs, then all Escrow Funds shall be immediately returned (with any interest or earnings thereon, but less any fees or expenses of the Escrow Account) to the Person depositing such funds, and both Lead Class Counsel and Metretek agree to sign an authorization to that effect and deliver the same to the Escrow Agent. In the event the Failure Date occurs, specifically, with respect to the $2.375 million of insurance proceeds, the Escrow Agent shall return the funds to an "Interpleader Escrow Account" to be established pursuant to the terms of the Settlement Agreement reached in the Interpleader Action. In the event the Effective Date occurs, then all such Escrow Funds shall be immediately paid into the Settlement Fund (with any interest or earnings thereon, but less any fees or expenses of the Escrow Account), and both Lead Class Counsel and Metretek agree to

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sign an authorization to that effect and deliver the same to the Escrow Agent.

         Prior to the Preliminary Approval Hearing (as defined below) the Metretek Defendants will submit affidavits to the effect that no other insurance policies apply to the issues raised in the Litigation.

         2.2 THE $3 MILLION METRETEK NOTE

         On the earlier of June 30, 2004 or 5 business days after the Payment Date, Metretek shall execute a note payable to the Settlement Fund for the benefit of the Class in the amount of $3,000,000 (the "Metretek Note"). The Metretek Note shall be in the form attached hereto as EXHIBIT A and shall bear interest at the Wall Street Journal prime rate plus 3% and will be payable in 16 quarterly installments of $187,500 plus accrued interest, commencing on June 30, 2004.

         In the event that neither the Effective Date nor Failure Date has occurred by the time the Metretek Note is payable, then Metretek shall pay all installments as due under the Metretek Note as Escrow Funds into the Escrow Account referenced in Section 2.1 above. These installments shall be retained as Escrow Funds in the Escrow Account until either the Effective Date or Failure Date occurs. In the event the Failure Date occurs, then all such payments under the Metretek Note (along with any interest or earnings thereon) shall be immediately returned to Metretek, and both Lead Class Counsel and Metretek agree to sign an authorization to that effect and deliver the same to the Escrow Agent. In the event the Effective Date occurs, then all such payments under the Metretek Note (with any interest or earnings thereon) shall be immediately paid into the Settlement Fund, and both Lead Class Counsel and Metretek agree to sign an authorization to that effect and deliver the same to the Escrow Agent. The Metretek Note shall be guaranteed by the Trust and all subsidiaries of Metretek pursuant to guarantees in the form attached hereto as EXHIBIT B. Notwithstanding the foregoing, no individual (including Wanger, Packard, and Marcum) shall be required to guarantee the Metretek Note. In the event that the Failure Date occurs, then the Metretek Note along with any guarantees shall be returned to Metretek.

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         2.3 THE METRETEK CLAIMS

         2.3.1 The Metretek Defendants believe they may have valid causes of action against Jeff Farstad, Farstad Gas & Oil, LLC, Farstad Oil, Inc., Welborn, Sullivan, Meck & Tooley, P.C., Pringle & Herigstad, P.C., IFG Network Securities, Inc., Patrick R. Sughroue, and Purvin & Gertz relating to the Trust, sale of Trust units, the Farstad Product, the Farstad Facility, Amoco Contract and the other facts and circumstances giving rise to Plaintiff's claims set forth in his complaint. The Metretek Defendants have either asserted claims against these parties in the Litigation or have obtained tolling agreements with these third parties.

         2.3.2 The Metretek Defendants shall either (a) vigorously prosecute the "Metretek Claims" referenced in the immediately preceding Paragraph, or, in the alternative, (b) such Metretek Defendants may satisfy this obligation by requesting that Class Counsel prosecute such Metretek Claims, and defend any resulting "Contribution Claims" (as defined below), in the manner set forth in the next paragraph. In the event some Metretek Defendants agree to request Class Counsel but others do not, all Metretek Defendants agree to be bound by a majority vote of Metretek Defendants.

         2.3.3 In the event the Metretek Defendants make this request of Class Counsel, then Class Counsel will prosecute those Metretek Claims that Class Counsel in their sole discretion shall determine to prosecute, and defend any resulting Contribution Claims (as defined below). The Metretek Defendants shall retain separate counsel to defend any "Metretek Counterclaims" (as defined below). Class Counsel shall have no duty to defend against any Metretek Counterclaims. In the event that Class Counsel elects not to prosecute any of the disclosed Metretek Claims by expressly advising Metretek in writing of the same within thirty (30) days from the request by the Metretek Defendants, then the Metretek Defendants, or any of them, may, but shall not be required to, prosecute such Metretek Claims by other counsel of its own selection. All Metretek Defendants agree that Class Counsel shall have the right to prosecute (or not prosecute) such claims, as Class Counsel shall in their sole discretion determine. However, if Class Counsel prosecutes any Metretek Claims, they must also defend any resulting Contribution Claims.

         To the extent that any Person recovers from any Metretek Person on any claim, cross claim, counterclaim or third party claim by such Person that is based in whole or in part on such Person's liability, directly or indirectly, to the Representative Plaintiff, the Class or any Class Member including, without limitation, any claim for contribution or indemnification (collectively, "Contribution Claims"), then the amount of such Contribution Claims

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including, without limitation, any damages, interest, costs, expenses, fees or attorneys' fees, shall be paid from any amounts recovered by either the Metretek Person or the Class, as applicable, from the prosecution of any Metretek Claims, and shall be deducted from any computations of "Net Recovery" (as defined below). "Metretek Counterclaims" are all claims brought against any Metretek Person other than the "Contribution Claims."

         2.3.4 Any Metretek Defendant requesting Class Counsel to prosecute such Metretek Claims agrees that Class Counsel shall work on a 100% contingent basis and shall advance all costs incurred in prosecuting such Metretek Claims and defending any resulting Contribution Claims by those Persons against whom Class Counsel is prosecuting Metretek Claims or by any other Person as a result of those Metretek Claims. Any such Metretek Defendant also agrees that from any recovery Class Counsel shall be entitled to deduct the first 1/3 of the "Net Recovery" (as defined in the first sentence of the next paragraph) of any amounts received as contingent attorneys' fees and shall also be entitled to the reimbursement of all expenses incurred in the prosecution of the Metretek Claims and defense of any resulting Contribution Claims from the remaining balance of the Net Recovery. If the Metretek Defendants do not request that Class Counsel prosecute any Metretek Claims, or if Class Counsel elects not to prosecute any Metretek Claims, then counsel selected by the Metretek Defendants shall be entitled to deduct the first 1/3 of the "Net Recovery" (as defined in the following sentence) of any amounts received as contingent attorneys' fees and shall also be entitled to the reimbursement of all expenses incurred in the prosecution of the Metretek Claims and defense of any resulting Contribution Claims from the remaining balance of the Net Recovery.

         As used herein, the term "Net Recovery" shall mean the amount of any damages, interest, fees, expenses or other amounts paid on any Metretek Claims or any Claim Against Farstad prosecuted on behalf of the Class, pursuant to a Final judgment, or pursuant to a settlement of such claims, after payment on account of any resulting Contribution Claims made against and payable by any Metretek Person in connection with such prosecuted claims. No Metretek Claim or Claim Against Farstad shall be settled without a full, complete and final release of all Metretek Persons.

         2.3.5 100% of any Net Recovery, after application of any proceeds as provided in Section 2.3.4, shall be paid into the Settlement Fund for the benefit of the Class. Of this amount: (a) 50% of such Net Recovery shall be treated as additional consideration for this settlement, and (b) 50% of any Net Recovery shall be treated as a "Prepayment Amount" as set forth in Paragraphs
2.3.6 and 2.3.7 below.

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         2.3.6 All Prepayment Amounts shall be paid into the Settlement Fund for the benefit of the Class. The Prepayment Amount shall be treated as a prepayment of the Metretek Note and shall be applied against the last quarterly installments due under the Metretek Note so as to reduce the term of the Metretek Note. In the event the Prepayment Amount exceeds the aggregate amount still then due on the Metretek Note, then Metretek shall be directly paid such excess Prepayment Amount up to the total amount actually paid under the Metretek Note. Such direct payments of any excess Prepayment Amount shall be made at the same time Class Members are sent their checks of the Net Recovery referred to in the first sentence of this Section 2.3.6.

         2.3.7 The Prepayment Amount shall be capped at the sum of the total amount actually paid under the Metretek Note plus the aggregate amount still due on or before the maturity date under the Metretek Note. Any part of the Prepayment Amount exceeding the sum of the total amount actually paid under the Metretek Note plus the aggregate amount still due on or before the maturity date under the Metretek Note shall not be paid to Metretek but rather shall be paid into the Settlement Fund as additional consideration for the benefit of the Class.

         2.3.8 Notwithstanding anything to the contrary set forth in this
Section 2.3, in the event that neither the Effective Date nor Failure Date has occurred by the time that there is a Net Recovery on the Metretek Claims, then the Net Recovery shall be paid into the Escrow Account referenced in Section 2.1 above. All such payments shall be retained in the Escrow Account until either the Effective Date or the Failure Date occurs. If the Failure Date occurs, then the Net Recovery from the Metretek Claims shall be immediately returned (along with any interest or earnings thereon, but less any fees or expenses of the Escrow Account) to Metretek, and both Lead Class Counsel and Metretek agree to sign an authorization to that effect and deliver the same to the Escrow Agent. In the event the Failure Date occurs, Class Counsel shall be entitled to keep any fees earned or expenses reimbursed in connection with prosecution of the Metretek Claims. In the event the Effective Date occurs, then any Net Recovery shall be immediately applied (along with any interest or earnings thereon, but less any fees or expenses of the Escrow Account) as set forth in Sections 2.3.5,
2.3.6 and 2.3.7.

         2.4 STOCK SALE PREPAYMENTS

         2.4.1 Currently, Metretek owns 100% of the common stock of Southern Flow Companies, Inc., and Metretek, Incorporated and 85% of the common stock of PowerSecure, Inc. (collectively the "WF Subsidiaries"). Currently, the common stock is the only one class of stock in the WF Subsidiaries.

         2.4.2 Metretek agrees that none of the WF Subsidiaries will create any other class of stock. Metretek agrees that none of the WF Subsidiaries will sell any of its common stock, without the written consent of Lead Class Counsel, which may be given or withheld at his sole discretion for any reason, or no reason at all.

         2.4.3 In the event that Metretek desires to sell any of the common stock of any WF Subsidiary without obtaining Lead Class Counsel's consent, it may do so provided that (i) each of the WF Subsidiaries who desires to sell such stock makes a prepayment on the Metretek Note in the amount of the lesser of at least $1 Million or the then outstanding balance (principal and interest) of the Metretek Note, or (ii) if more than one of the WF Subsidiaries desires to sell any of their common stock, then each WF Subsidiary selling stock shall make a prepayment on the Metretek Note of at least $1 Million or their prorata share of the then outstanding balance (principal and interest) of the Metretek Note. For example, if all three of the WF Subsidiaries desired to sell common stock, then the aggregate prepayment amount would be the lesser of $3 Million or the then outstanding balance (principal and interest) of the Metretek Note.

         2.4.4 All of such prepayments of the Metretek Note (the "Stock Sale Prepayments") shall be paid into the Settlement Fund for the benefit of the Class and shall be applied against the last quarterly installments due under the Metretek Note so as to reduce the term of the Metretek Note. In the event that any of the Stock Sale Prepayments would exceed the aggregate amount still then due on the Metretek Note, then the obligation to make Stock Sale Prepayments would be limited to the amount then still due on the Metretek Note. For example, if two of the WF Subsidiaries desired to sell common stock at a time in which the amount due under the Metretek Note was $1.6 Million, then each of the WF Subsidiaries would make a Stock Sale Prepayment of $800,000.

         2.4.5 Notwithstanding anything to the contrary set forth in this
Section 2.4, in the event that neither the Effective Date nor Failure Date has occurred by the time that there is a Stock Sale Prepayment, then the Stock Sale Prepayment shall be paid into the Escrow Account referenced in Section 2.1 above. All such Stock Sale Prepayments shall be retained in the Escrow Account until either the Effective Date or the Failure Date occurs. If the Failure Date occurs, then the Stock Sale Prepayments shall be immediately returned (along with any interest or earnings thereon, but less any fees or expenses of the Escrow Account) to Metretek, and both Lead Class Counsel and Metretek agree to sign an authorization to that effect and deliver the same to the Escrow Agent. In the event the Effective Date occurs, then any Stock Sale Prepayments in the Escrow Account shall be immediately applied (along with any interest or earnings thereon, but less any fees or expenses of the Escrow Account) as set forth in Section

2.4.4.

3. SETTLING DEFENDANTS' CONSIDERATION FOR SETTLEMENT

         3.1 RELEASES FOR SETTLING DEFENDANTS

         Upon the Effective Date, the Representative Plaintiff and Class Members, individually and collectively, shall be deemed to have, and by operation of the Judgment shall have, irrevocably, fully, finally, and forever released, relinquished and discharged each and all of the Settling Defendants and Released Persons from all Released Claims (including Unknown Claims), except claims to enforce this Stipulation.

         The Representative Plaintiff and Class Members, individually and collectively, expressly and intentionally waive all rights and benefits which it, he, she or they now have, or in the future may have, under the terms of section 1542 of the Civil Code of the State of California, which section provides:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Upon the Effective Date, each of the Settling Defendants shall be deemed to have, and by operation of the Judgment shall have, irrevocably, fully, finally, and forever released, relinquished and discharged each and all of the Representative Plaintiff, the Class Members, and Class Counsel from all Released Claims (including Unknown Claims), except claims to enforce this Stipulation.

         3.2 OMITTED

         3.3 LIMITATION ON RELEASE OF BROKERAGE FIRMS

         With respect to release of the Brokerage Firms only, the Released Claims are not intended to include any claims against the Brokerage Firms that are unique to a particular Class Member. For example, claims that Class Members may have against the Brokerage Firms with respect to suitability of an investment in the Trust, or with respect to any other investments or general investment advice (unrelated to the Trust), services etc. These examples are illustrative, not exhaustive. This Section 3.3 is not intended to affect, alter or limit in any way, the release of Released Claims by the Representative Plaintiff and Class Members against the Metretek Persons.

         3.4 CLAIMS AGAINST FARSTAD

         The Settling Parties recognize that both the Class and various Metretek Defendants are asserting or may attempt to assert claims against the Farstad Defendants. Claims Against Farstad prosecuted on behalf of the

Metretek Defendants shall be considered to be Metretek Claims and shall be treated as set forth in Section 2.3. Except for those claims released against the Released Persons, Class Counsel may, on behalf of the Class, prosecute any and all other claims including Claims Against Farstad. The Class may prosecute such claims (or not prosecute such claims) as determined by the Representative Plaintiff and Class Counsel in their sole discretion for any reason, or no reason at all. Neither the Class, Representative Plaintiff or Class Counsel shall have any duty or obligation to the Settling Defendants, or any of them, to prosecute any claims. However, if Class Counsel prosecutes any Claims Against Farstad, they must also defend any resulting Contribution Claims. No Claims Against Farstad shall be settled without a full, complete and final release of all Metretek Persons.

         Regardless of whether or not the Effective Date or Failure Date has occurred, the Net Recovery from any Claims Against Farstad prosecuted on behalf of the Class shall not be paid into the Escrow Account, but shall be paid into the Settlement Fund. In the event the Effective Date occurs, then a portion of the Net Recovery from any Claims Against Farstad prosecuted on behalf of the Class shall be treated as a Prepayment Amount against Metretek's obligations under the Metretek Note in the same manner as the Net Recovery from Metretek Claims is treated under Sections 2.3.4, 2.3.5, 2.3.6 and 2.3.7 above.

         3.5 PROPORTIONATE CREDIT AND DISCHARGE IN FAVOR OF REMAINING DEFENDANTS AND SETTLEMENT CONTRIBUTION BAR

         The Settling Parties agree and acknowledge that this is a good faith, non-collusive settlement. With respect to the claims that the Representative Plaintiff and each of the Class Members have asserted or may attempt to assert against any other Person including, but not limited to, the Farstad Defendants, related to the Trust, sale of Trust units, the Farstad Product, the Farstad Facility, Amoco Contract or arising out of the other facts and circumstances giving rise to Plaintiff's claims set forth in this Litigation, the Representative Plaintiff and each of the Class Members discharge, credit and fully satisfy against the total recovery from such Persons, that fraction or percentage of the total claim or damages which may be determined to have been attributable to the fault or negligence of the Settling Defendants, pursuant to the provisions of C.R.S. Section 13-50.5-105(a). The purpose of this credit and discharge is to enable the Settling Defendants to obtain a dismissal of any claims brought by other persons or entities for contribution, indemnification or similar claims where the damages sought by the claiming party are based in whole or in part on the claiming party's liability, directly or indirectly, to the Representative Plaintiff, the Class or any Class Member.

         The Settling Parties also agree to ask the Court for entry of a settlement contribution bar order in favor of the Settling Defendants, which bar will be consistent with the terms of C.R.S. Section 13-50.5-105 and C.R.S.
Section 11-51-604(13), and which will extinguish any rights, claims or causes of action by any Remaining Defendants against any of the Settling Defendants and any of their past, present or future employees, agents, officers, directors, principals, members, partners, predecessors, successors, heirs, executors, administrators, trustees, assigns, representatives, attorneys, accountants, consultants, advisors, parents, insurers, subsidiaries, and related or affiliated entities, for contribution, indemnification or similar claims where the damages sought by the claiming party are based in whole or in part on the claiming party's liability, directly or indirectly, to the Representative Plaintiff, the Class or any Class Member.

         The hearing with respect to the settlement contribution bar order in favor of the Settling Defendants (the "Bar Order Hearing") may be held before, on or after the date of the Final Approval Hearing. The parties agree to use their best efforts to cause the Bar Order Hearing to be heard independently of the Final Approval Hearing. Delays affecting the Bar Order Hearing shall not be cause to delay the Final Approval Hearing. The parties shall use best efforts to cause the grant or denial of such settlement contribution bar order to be issued in a separate order (the "Bar Order"). The parties agree to use reasonable efforts to attempt to schedule the Bar Order Hearing prior to the Final Approval Hearing.

         In the event that the Bar Order is not issued by June 1, 2004, Metretek shall have the right to terminate this Settlement upon notice to Class Counsel coupled with the immediate payment to the Court of $200,000 which notice and payment shall be made prior to June 1, 2004. In the event that Metretek does not exercise its right to terminate the Settlement prior to June 1, 2004 as set forth above, then Metretek shall be deemed to have waived this termination right regardless of whether or not the Bar Order is or isn't issued. In the event that the Bar Order is issued prior to June 1, 2004, then Metretek shall have no right to terminate, even if the Bar Order is subsequently reversed on appeal.

         The procedure for, and issuance or not by the Court of the Bar Order is not a part of the Settlement set forth in this Stipulation and is to be considered by the Court separately from the Court's consideration of the fairness, justness, reasonableness, adequacy, good faith and non-collusiveness of the Settlement, and any order or proceeding relating to any Bar Order, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel this Stipulation or affect or delay the finality of the Final Judgment and Order approving this Stipulation and the Settlement. Nor shall, any appeal by any party relating to the Bar Order affect or delay the Settlement of this litigation nor shall it operate to extend Metretek's right to terminate the Settlement beyond June 1, 2004.

4. ADMINISTRATION OF THE SETTLEMENT AND SETTLEMENT FUND

         4.1 Class Counsel, or their authorized agents, acting on behalf of the Class, and subject to the supervision, direction and approval of the Court, shall monitor the calculation of distributions of that portion of the Settlement Fund that is finally awarded by the Court to the Class Members. Metretek shall at least twenty (20) days prior to making any distribution of any money in the Settlement Fund provide to Class Counsel a schedule of proposed distributions.

         4.2 The Settlement Fund shall be held in a segregated account for the benefit of the beneficiaries of the Settlement Fund maintained at a National Bank authorized to do business in the State of Colorado with capital and surplus of at least $500,000,000. The funds in this account will be held in an interest bearing account at the bank at a commercially reasonable rate or invested in United States government securities. Metretek shall act as trustee of the account, but this account must be separate and apart from the accounts of the Settling Defendants and will be the property of the beneficiaries of the Settlement Fund and not the Settling Defendants and will not be subject to the claims of creditors of the Settling Defendants.

         Metretek's responsibilities as trustee shall be limited to those responsibilities articulated in this Stipulation. Metretek shall not be liable for any error of judgment or for any actions taken or omitted by Metretek or any other Person in connection with the performance of its duties and obligations with respect to the Settlement Fund, except in the case of its own willful misconduct, bad faith or fraud. Metretek's duties and responsibilities in connection with the administration of the Settlement Fund shall be purely ministerial and shall be limited to those expressly set forth herein. Metretek shall not in such capacity be deemed to be acting as a principal, participant or beneficiary of and shall have no liability or responsibility for any actions or omissions of the National Bank holding such funds.

         4.3 The Settlement Fund shall be used to pay the entire amount of any fees and costs awarded by the Court to Class Counsel and the remainder shall be divided among Class Members so that each Class Member receives the percentage of the Settlement Fund equal to the amount invested in Trust Units by such individual Class Member divided by the total amount invested in Trust Units by all Class Members. Unless otherwise agreed to by Class Counsel, the Settlement Fund shall make distributions to beneficiaries within 5 business days of the receipt of the

$2.75 Million Payment, any installment paid under the Metretek
Note or the receipt of any proceeds from prosecution of the Metretek Claims or Claims Against Farstad, provided that in the event the amount of the Net Proceeds from claims is less than $200,000 then such amount may be paid with the next installment under the Metretek Note.

         4.4 The Parties agree to treat the Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treasury Regulation
Section 1.468B-1. For the purpose of Section 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder including Treasury Regulation Section 1.468B-2(k)(3), the "administrator" shall be Metretek. Metretek shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treasury Regulation Section l.468B-2(k)). Metretek shall also timely make such elections as necessary or advisable to carry out the provisions of this Stipulation. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of Metretek to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

         4.5 Metretek agrees that it will pay the costs of printing and mailing of the Notice. All costs associated with administration of the Settlement Fund, including, but not limited to, taxes, preparation of tax returns, payment of bank fees, and audit fees, shall be borne exclusively by the Settlement Fund. Class Counsel shall be notified of any costs in excess of $1,000 and shall the right to veto any such costs if in their sole opinion they deem such costs to be excessive or unreasonable.

5. NOTICE ORDER AND SETTLEMENT HEARING

         5.1 The Settling Parties shall submit the Stipulation together with its Exhibits to the Court and shall jointly request the scheduling of the preliminary approval hearing to be set as soon as practicable (the "Preliminary Approval Hearing"). The parties shall use best efforts to cause the Preliminary Hearing to be heard no later than February 21, 2004 at which the Settling Parties shall jointly apply for entry of an order (the "Preliminary Approval Order"), requesting the preliminary approval of the settlement set forth in the Stipulation, and approval for the mailing of a settlement notice to be drafted by Class Counsel which shall include the general terms of the settlement set forth in the Stipulation, the general terms of the Fee and Expense Application and the date of the Settlement Hearing. The Settling Parties shall submit a proposed Notice and Preliminary Approval Order prior to the Preliminary Approval Hearing.

         5.2 Omitted.

         5.3 The Settling Parties shall request that, after notice is given, the Court hold the Settlement Hearing and finally approve this settlement as set forth herein. At the Settlement Hearing, the Class Counsel also will request that the Court approve the fee and expense application.

         5.4 The Preliminary Approval Order shall specifically include provisions that, among other things, will:

         (a) Preliminarily approve the Stipulation and the settlement set forth herein as meeting the standards for preliminary approval;

         (b) Approve the form of Notice of Settlement of Class Action ("Notice") reflecting the agreement set forth in this Stipulation for mailing to members of the Class;

         (c) Schedule a hearing (the "Settlement Hearing") to be held by the Court as soon as practicable from the date of the Preliminary Approval Order to consider and determine whether (i) the proposed settlement of the Litigation against the Settling Defendants as contained in the Stipulation should be approved as fair, adequate, and reasonable, and in good faith and non-collusive; and (ii) the Judgment approving the settlement should be entered;

         (d) Provide that at the Settlement Hearing, the Court shall determine and enter an order regarding whether and in what amount attorneys' fees and reimbursement of expenses should be awarded to the Class Counsel;

         (e) Provide that pending final determination of whether the settlement contained in the Stipulation should be approved as required in Section 6, neither the Representative Plaintiff, nor any Class Member, either directly, representatively, derivatively or in any other capacity shall commence or prosecute any action or proceeding in any court or tribunal asserting any of the Released Claims against the Released Persons;

         (f) Provide that any objections to (i) the proposed settlement contained in the Stipulation; (ii) entry of the Judgment approving the Settlement; or (iii) the Class Counsels' Fee and Expense Application, shall be heard and any papers submitted in support of said objections shall be received and considered by the Court at the Settlement Hearing only if, on or before a date to be specified in the Notice Order, Persons making objections shall file and serve on all parties notice of their intention to appear (which shall set forth each objection and the basis therefore) and copies of any papers in support of their position as set forth in the Notice Order;

         (g) Provide that, upon the occurrence of the Effective Date, all Class Members shall be permanently enjoined and barred from asserting any Released Claims against any of the Released Persons and any such Class Member shall conclusively be deemed to have released any and all such Released Claims as against all of the Released Persons; and

         (h) Provide that the Settlement Hearing may, from time to time and without further notice to the Class, be continued or adjourned by Order of the Court.

         5.5 Promptly upon entry of the Preliminary Approval Order, and as provided for therein, Class Counsel will send copies of the Notice by first-class mail, postage prepaid, to the members of the Class at their last known addresses as provided to Class Counsel by Metretek as such addresses appear in the records maintained by the Trust. Class Counsel will undertake reasonable efforts to update where possible any address where a Notice is returned as undeliverable. Class Counsel shall file an affidavit of mailing with the Court prior to the Settlement Hearing stating that the Notice was duly made upon all members of the Settlement Class in accordance with the Preliminary Approval Order.

6. ENTRY OF FINAL JUDGMENT AND ORDER

         At or prior to the Settlement Hearing, counsel for the Parties to this Stipulation shall jointly submit to the Court a proposed Final Judgment and Order providing as follows:

     - Finding that the Stipulation and the transactions contemplated thereby are fair, adequate, and reasonable, and are in good faith and non-collusive; directing consummation of the Settlement in accordance with the terms and conditions of the Stipulation;

     - Dismissing each and every cause of action and claim set forth in the Complaint on the merits as to all Settling Defendants and Jeff Farstad in his capacity as trustee of the Trust and with prejudice as to all Class

         Members, extinguishing all claims, rights, demands and causes of action that have been or might have been asserted therein and discharging the Settling Defendants and Jeff Farstad in his capacity as trustee of the Trust therefrom;

     - Provide that pending the occurrence of the Effective Date, neither the Representative Plaintiff, nor any Class Member, either directly, representatively, derivatively or in any other capacity shall commence or prosecute any action or proceeding in any court or tribunal asserting any of the Released Claims against the Released Persons;

     - Permanently barring the Representative Plaintiff and Class Members, as well as their predecessors, successors and assigns, upon the occurrence of the Effective Date, from asserting the Released Claims against the Released Persons, and releasing the Released Persons from the Released Claims;

     - Reserving jurisdiction in the Court over all matters relating to the administration and consummation of this Stipulation and the Settlement provided for herein;

     - Designating and approving Metretek as the "administrator" of the Settlement Fund as such term is used in Treasury Regulation
         Section 1.468B-2(k)(3); and

     - Ordering and approving the establishment and funding of the Settlement Fund as provided in Treasury Regulation Section 1.468B-1(c)(1).

7. ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES

         7.1 No fees or reimbursements shall be sought by the Settling Parties against each other. Each side agrees to bear its own attorneys' fees, costs and expenses.

         7.2 Class Counsel may submit an application or applications for: (i) an award of attorneys' fees; plus (ii) reimbursement of all expenses and costs, to be paid from the Settlement Fund, as may be awarded by the Court.

         7.3 The attorneys' fees, expenses and costs, including the fees of experts and consultants, as awarded by the Court, shall be paid as set forth by the Court in the award and such funds shall be transferred to Lead Counsel from the Settlement Fund, within the later of (a) three (3) business days after the Court executes an order awarding such fees and expenses and (b) the establishment of the Settlement Fund.

         7.4 The Settling Defendants agree to take no position on the issue of attorneys' fees and reimbursement of expenses by Class Members out of the Settlement Fund.

         7.5 The procedure for, and the allowance or disallowance by the Court of, any application(s) by Class Counsel for an award of attorneys' fees and/or reimbursement of reasonable expenses are not a part of the Settlement set forth in this Stipulation and are to be considered by the Court separately from the Court's consideration of the fairness, justness, reasonableness, adequacy, good faith and non-collusiveness of the Settlement, and any order or proceeding relating to any such fee and/or expense application or procedure, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel this Stipulation or affect or delay the finality of the Final Judgment and Order approving this Stipulation and the Settlement.

8. CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

         8.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

         (a) Omitted;

         (b) Metretek, on behalf of the Settling Defendants and Jeff Farstad in his capacity as trustee of the Trust, has caused $2,375,000 in insurance proceeds through settlement of the Interpleader Action to be deposited into the Escrow Account, and has also deposited additional funds into the Escrow Account so that the total amount deposited into the Escrow Account is the sum of at least $2,750,000;

         (c) The Court has entered the Preliminary Approval Order, as required above;

         (d) The Court has entered the Final Judgment and Order, as required above; and

         (e) The Final Judgment and Order has become Final.

         8.2 If all of the conditions specified herein are not met, then the Stipulation shall be canceled and terminated unless Class Counsel and counsel for Settling Defendants mutually agree in writing to proceed with the Stipulation.

         8.3 In the event that this Stipulation is terminated pursuant to the terms herein, the following shall occur:

     - all parties shall stand in the same position, without prejudice, as if this Stipulation had not been made and submitted to the Court for its consideration and approval;

     - neither this Stipulation, nor the Preliminary Approval Order, nor the Final Judgment and Order, nor any documents or oral representations relating to any of the foregoing, shall be offered as evidence relating to the merits or legal sufficiency of the allegations in the Class Action; and

     - no right, claim, obligation, liability, or defense of any person affected by the termination shall arise from or be affected by the negotiation or execution of this Stipulation.

Provided however that if termination is due the failure of the Court to issue the Bar Order prior to June 1, 2004, the $200,000 payment by Metretek pursuant to Section 3.5 shall also occur.

9.   MISCELLANEOUS PROVISIONS

         9.1 The Settling Parties (a) acknowledge that it is their intent to consummate the terms and conditions, and the transactions and actions contemplated by the Stipulation; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

         9.2 Settling Parties agree that the terms of the Settlement reflect a good faith Settlement of Representative Plaintiff's and the Class' claims, reached voluntarily after consultation with experienced legal counsel. The Stipulation and Settlement may be used in such proceedings as may be necessary to consummate or enforce the Stipulation, the Settlement or the Judgment, and Settling Defendants may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

         9.3 All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

         9.4 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their successors-in-interest.

         9.5 The Stipulation and the Exhibits attached hereto constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.

         9.6 Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such person has the full authority to do so.

         9.7 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the parties to the Stipulation shall exchange among themselves original signed counterparts and a complete set of original executed counterparts shall be filed with the Court.

         9.8 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

         9.9 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

         9.10 The undersigned agree that no single Party shall be deemed to have drafted this Stipulation or any portion thereof. This Stipulation is the product of the collaborative effort of the undersigned counsel.

         9.11 The Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Colorado, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Colorado without giving effect to that State's choice of law principles.

         9.12 The captions contained in this Stipulation are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Stipulation or the intent of its provisions.

         9.13 This Stipulation of Settlement is a compromise disposition of controverted claims. No consideration for this Stipulation, and nothing contained in this Stipulation shall be construed as an admission of any liability or any lack of merit to the claims asserted by or on behalf of any of the Settling Parties or their attorneys.

         9.14 This Stipulation of Settlement, the Preliminary Approval Order and Final Approval Order shall not affect the rights of any person other than the Settling Parties, except as expressly provided herein. This Settlement is contingent upon the payment of funds currently the subject of the Interpleader Action and payment of such funds is a condition precedent to this Settlement. Whether or not such funds are or are not paid will be determined in the Interpleader Action. This Settlement is also contingent upon the entry of the Bar Order. However, this Stipulation of Settlement does not effect a Bar Order. Whether or not such Bar Order is entered will be determined at a Bar Order Hearing. At the Preliminary Approval Hearing, the issues to be addressed relate solely to the mechanics of settlement and sending out the class notice pursuant to Section 5. At the Preliminary Approval Hearing, none of the Settling Parties shall argue or seek any orders relating to the Bar Orders or Interpleader Action.

         IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, as of March 2, 2004.

ATTORNEYS FOR CLASS                      ATTORNEYS FOR METRETEK
                                         DEFENDANTS

/s/ Vincent T. Gresham                   /s/ Jeffrey A. Chase
--------------------------------------   ---------------------------------------
Vincent T. Gresham                       Jeffrey A. Chase
Georgia Bar No. 005920                   Reg. No. 5203
Robert R. Elarbee                        Barbara A. Grandjean
Georgia Bar No. 242825                   Reg. No. 23202
Law Offices of Vincent T. Gresham        Jacobs Chase Frick Kleinkopf  & Kelley,
3312 Piedmont Road, Suite 317             LLC
Atlanta, Georgia  30305                  1050 17th Street, Suite 1500
(404) 467-1388                           Denver, Colorado  80265
(404) 467-4328 fax                       (303) 685-4800
                                         (303) 685-4869 fax
                                         bgrandjean@jcfkk.com

Albert H. Parnell
Georgia Bar No. 564400
Hawkins & Parnell, LLP
303 Peachtree Street, N.E., Suite 4000
Atlanta, Georgia  30308-3242
(404) 614-7400

David von Gunten
Reg. No. 17096
Von Gunten Law LLC
2303 E. Dartmouth Ave.
Englewood, Colorado 80110
(303) 504-0055
(303) 504-0044 (fax)

                                    EXHIBIT A
                         NON-NEGOTIABLE PROMISSORY NOTE

$3,000,000                                                      Denver, Colorado
                                                                 _________, 2004

         For value received, the undersigned, METRETEK TECHNOLOGIES, INC., a Delaware corporation (the "Maker"), hereby promises to [THE HEINS SETTLEMENT FUND] (the "Fund"), at __________________, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000), together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the initial rate of ______ percent (__%) which is the current rate set forth in the Wall Street Journal as the "prime rate" of interest, plus three percent (3%). Commencing on January 1, 2005 the interest rate under this Note shall be adjusted and shall be adjusted annually thereafter to the rate set forth in the Wall Street Journal at that time as the "prime rate" of interest, plus three percent (3%). The principal hereof and interest accruing thereon shall be due and payable as provided below.

         This Note is issued pursuant to, and in connection with the settlement of certain litigation (the "Litigation") as provided in, a Stipulation of Settlement (the "Stipulation"), dated as of March __, 2004, by and among Douglas
W. Heins, on behalf of himself and all others similarly situated, and the Maker, et al. This Note is the "Metretek Note" referred to in the Stipulation. This
Note is an obligation of the Maker, senior to Maker's obligations on the Subordinated Indebtedness (as defined below), but subordinate to the Guarantor's obligations on the Senior Lender Indebtedness (as defined in the Guaranty). The obligations of the Maker under this Note have been guaranteed by the subsidiaries of the Maker.

         The principal sum of this Note shall be due and payable in sixteen (16) quarterly payments, each consisting of $187,500 repayment of principal plus accrued and unpaid interest on this Note through the due date of such payment, commencing on June 30, 2004, and continuing on the first day of each third month thereafter until paid in full; provided that the Maker shall have a grace period of fifteen (15) business days from the due date for making a payment required hereunder. The Maker's obligations arising under this Note (the "Obligations") shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Note, under all circumstances whatsoever.

         The Maker shall have the right to prepay the outstanding principal sum of this Note, in whole at any time or in part from time to time, without premium or penalty, and without prior notice. In addition, this Note will be deemed to have been prepaid, in whole or in part, by certain "Prepayment Amounts" as provided in the Stipulation.

         The obligations of the Maker under that certain Credit and Security Agreement, dated as of September 24, 2001, as supplemented and amended, by and between Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Lender") and Southern Flow Companies, Inc., a wholly-owned subsidiary of the Maker, and the loan documents and instruments related thereto executed by Maker, and under that certain Credit and Security Agreement, dated as of September 6, 2002, as supplemented and amended, by and between the Lender and Metretek, Incorporated, a wholly-owned subsidiary of the Maker, and the loan documents and instruments related thereto executed by Maker, as well each and every debt, liability and obligation of every type and description which the Maker may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy insolvency or reorganization of the Maker, whether or not allowed in such proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefore (the "Subordinated Indebtedness") are hereby expressly subordinated to the payment in full by the Maker to the Fund of all indebtedness represented by this Note, including all interest hereon, and all fees, costs and other charges related hereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy insolvency or reorganization of the Maker, whether or not allowed in such proceeding or other action) (the "Senior Indebtedness"). In addition, the security interest and lien of the Lender in the "Metretek Claims" or in the "Prepayment Amounts" (as such terms are defined in the Stipulation), including all proceeds thereof, is hereby expressly subordinated to the payment in full to the Fund of the Senior Indebtedness.

         Each of the following occurrences shall constitute an event of default under this Note (herein called "Event of Default"): (a) the Maker shall fail to pay any or all of the Obligations under this Note within 10 business days of the due date; (b) the Maker shall fail to observe or perform any material covenant or agreement herein binding on it, which failure continues for 10 business days after notice thereof is received by the Maker; (c) the Maker or any "WF Guarantor" (as such term is defined below) shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Maker or any WF Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Maker or such WF Guarantor, as the case may be; or the Maker or any WF Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Maker or any such WF Guarantor, and such proceeding remains undismissed and unstayed for a period of 60 days after the commencement thereof; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Maker or any WF Guarantor which remains unsatisfied or undischarged and in effect for a period of 60 days after such issuance or levy without a stay of enforcement or execution; (d) any default under any bond, debenture, note or other evidence of material indebtedness of the Maker or a WF Guarantor owed to any Person (including but not limited to the Lender) other than the Fund, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in, or otherwise agreed by all parties to, such evidence of indebtedness, indenture, other instrument, lease or contract; provided that to the extent Maker or any Guarantor is contesting any amount owed to Scient Corporation in respect of any note payable to Scient Corporation, non-payment of such contested amount shall not be an Event of Default hereunder so long as such contest continues in good faith or to the extent that such contest is adjudicated in favor of Maker or such Guarantor; (e) a petition shall be filed by or against the Maker or any WF Guarantor under the United States Bankruptcy Code naming the Maker or such WF Guarantor as debtor if such petition has not been dismissed within 60 days of the filing of such petition against Maker or such WF Guarantor; or (f) any representation or warranty made by the Maker in this Note, by any WF Guarantor in any guaranty delivered to the Fund, or by any of the "Settling Defendants" (as described in the Stipulation) in the Stipulation shall prove to have been incorrect in any material respect as of the date of the Stipulation. As used in this Note, the term "WF Guarantor" means only the following subsidiaries of the Maker: Southern Flow Companies, Inc., Metretek, Incorporated and PowerSecure, Inc.

         Upon the occurrence of an Event of Default and at any time thereafter so long as the Event of Default is continuing, the interest rate payable under the Note shall be automatically increased by 6%. The then existing interest rate plus 6% shall be the "Default Interest Rate." Notwithstanding the foregoing, no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. If any payments in the nature of interest, default interest and other charges made are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, default interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Maker and the Fund. This provision shall never be superseded or waived and shall control every other provision of all agreements between the Maker and the Fund.

         Upon the occurrence of an Event of Default and at any time thereafter so long as the Event of Default is continuing, in addition to the automatic increase in the interest rate to the Default Interest Rate, the Fund may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; and (ii) exercise or enforce any or all other rights or remedies available to the Fund by law or agreement against the Maker, the Guarantors or against any other person or property, provided however, the Fund will not commence any action or proceeding against any WF Guarantor with respect to the Obligation, or join with any creditor (unless the Lender shall so join) in bringing any proceeding against any WF Guarantor under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or exercise or enforce any right or remedy available to the Fund with respect to the Obligation, unless and until the Subordinated Indebtedness has been paid in full and the Lender has released its lien in the collateral securing the Subordinated Indebtedness.

         Until all of the Subordinated Indebtedness has been paid in full and the Lender has released its lien in the collateral securing the Subordinated Indebtedness, the Fund shall not, except after giving the Lender ten (10) business days prior written notice thereof (but shall have the right after giving such notice without the need for the Lender's consent to), demand, receive or accept any payment (whether of principal, interest or otherwise) from the Maker in respect of this Note, or exercise any right of or permit any setoff in respect of this Note, except that the Fund may accept from the Maker scheduled payments of principal and interest required to be paid under this Note and prepayments of Prepayment Amounts, so long as no default under the Subordinated Indebtedness has occurred and is continuing or will occur as a result of or immediately following any such payment.

         If the Fund receives any payment on this Note that the Fund is not entitled to receive under the provisions of this Note or any Guaranty, the Fund will hold the amount so received in trust for the Lender and will forthwith turn over such payment to the Lender in the form received (except for the endorsement of the Fund where necessary) for application to then-existing Subordinated Indebtedness (whether or not due), in such manner of application as the Lender may deem appropriate. If the Fund exercises any right of setoff which the Fund is not permitted to exercise under the provisions of this Note, the Fund will promptly pay over to the Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If the Fund fails to make any endorsement required under this Note, the Lender, or any of its officers or employees or agents on behalf of the Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Fund to make such endorsement in the Fund's name.

         Presentment or other demand for payment, notice of dishonor and protest are expressly waived. The Maker shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note or any installment due under this Note is not paid when due, whether or not legal proceedings are commenced.

         No failure or delay by the Fund in exercising any right, power or remedy under the Note or Guarantees shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the such documents. The remedies provided in the Note and Guarantees are cumulative and not exclusive of any remedies provided by law.

         The Maker hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Fund or Maker in connection with this Note or the Guarantees may be venued in either the state or federal courts located in the City and County of Denver, Colorado; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         This Note shall be binding upon Maker and inure to the benefit of the Fund and their respective successors and permitted assigns. Neither this Note nor any rights or obligations herein may be assigned or transferred by the Maker or the Fund without the prior written consent of the other.

         THE MAKER WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS NOTE.

                                         METRETEK TECHNOLOGIES, INC.

                                         By:  __________________________________

                                         Its:  _________________________________

                                    EXHIBIT B

                         FORM OF GUARANTY BY SUBSIDIARY

         This Guaranty, dated as of _______, 2004, is made by ____________, a Delaware corporation (the "Guarantor"), for the benefit of [the Heins Settlement Fund] (the "Fund").

         Metretek Technologies, Inc. ("Maker"), a Delaware corporation and the corporate parent of Guarantor, has executed and delivered to the Fund an unsecured Non-Negotiable Promissory Note (the "Note"), of even date herewith, in the principal amount of Three Million Dollars ($3,000,000), in connection with and pursuant to the settlement of certain litigation (the "Litigation") as provided in a Stipulation of Settlement (the "Stipulation"), dated as of March __, 2004, by and among Douglas W. Heins, on behalf of himself and all others similarly situated, and the Maker, et al.

         As a condition to entering into such Stipulation of Settlement, pursuant to which a portion of the settlement payment is represented by the Note, the Fund has required the execution and delivery of this Guaranty.

         ACCORDINGLY, the Guarantor, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

         1. Definitions. All terms defined in the Stipulation that are not otherwise defined herein shall have the meanings given them in the Stipulation.

         2. Indebtedness Guaranteed. The Guarantor hereby absolutely and unconditionally guarantees to the Fund the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of the indebtedness of the Maker under the Note (the "Indebtedness").

         3. Guarantor's Representations and Warranties. The Guarantor represents and warrants to the Fund that (i) the Guarantor is a corporation, duly organized and existing in good standing and has full power and authority to make and deliver this Guaranty; (ii) the execution, delivery and performance of this Guaranty by the Guarantor have been duly authorized by all necessary action of its directors and stockholders and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its constituent documents or any agreement presently binding on it; (iii) this Guaranty has been duly executed and delivered by the authorized officers of the Guarantor and constitutes its lawful, binding and legally enforceable obligation; and (iv) the authorization, execution, delivery and performance of this Guaranty do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency. The Guarantor represents and warrants to the Fund that the Guarantor has a direct and substantial economic interest in the Maker and expects to derive substantial benefits therefrom and from the settlement of the Litigation against Maker pursuant to the terms of the Stipulation which settlement resulted in the creation of the Indebtedness guarantied hereby, and that this Guaranty is given for a corporate purpose. The Guarantor agrees to rely exclusively on the right to revoke this Guaranty prospectively as to future transactions, in accordance with paragraph 4, if at any time, in the opinion of the directors or officers, the benefits then being received by the Guarantor in connection with this Guaranty are not sufficient to warrant the continuance of this Guaranty as to the future Indebtedness of the Maker. Accordingly, so long as this Guaranty is not revoked prospectively in accordance with paragraph 4, the Fund may rely conclusively on a continuing warranty, hereby made, that the Guarantor continues to be benefited by this Guaranty and the Fund shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by the Fund without regard to the receipt, nature or value of any such benefits.

         4. Unconditional Nature. No act or thing need occur to establish the Guarantor's liability hereunder, and no act or thing, except full payment and discharge of all of the Indebtedness, shall in any way exonerate the Guarantor hereunder or modify, reduce, limit or release the Guarantor's liability hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness and shall continue to be in force and be binding upon the Guarantor, whether or not all of the Indebtedness is paid in full. Notwithstanding the foregoing, this Guaranty shall terminate upon the satisfaction in full of the Indebtedness.

         5. Dissolution or Insolvency of Guarantor. The dissolution or adjudication of bankruptcy of the Guarantor shall not revoke this Guaranty, except upon actual receipt of written notice thereof by the Fund and only prospectively, as to future transactions, as herein set forth. [If the Guarantor shall be dissolved or shall be or become insolvent (however defined), then the Fund shall have the right to declare immediately due and payable, and the Guarantor will forthwith pay to the Fund, subject to the provisions of paragraph 14 below, the full amount of all of the Indebtedness whether due and payable or unmatured. If the Guarantor voluntarily commences or there is commenced involuntarily against the Guarantor a case under the United States Bankruptcy Code, the full amount of all Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.][THE BRACKETED LANGUAGE SHALL ONLY BE INCLUDED IN GUARANTEES BY "WF GUARANTORS" (AS DEFINED IN THE NOTE)]

         6. Enforcement Expenses. The Guarantor will pay or reimburse the Fund for all reasonable costs, expenses and attorneys' fees paid or incurred by the Fund in endeavoring to collect and enforce the Indebtedness and enforcing this Guaranty after an "Event of Default" shall have occurred under the Note (the "Enforcement Expenses"), subject to the provisions of Section 13 below.

         7. Fund's Rights. The Fund shall not be obligated by reason of its acceptance of this Guaranty to engage in any transactions with or for the Maker. Whether or not any existing relationship between the Guarantor and the Maker has been changed or ended and whether or not this Guaranty has been revoked, the Fund may enter into transactions resulting in the creation or continuance of the Indebtedness and may otherwise agree, consent to or suffer the creation or continuance of any of the Indebtedness, without any consent or approval by the Guarantor and without any prior or subsequent notice to the Guarantor. The Guarantor's liability shall not be affected or impaired by any of the following acts or things (which the Fund is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Guaranty, without consent or approval by or notice to the Guarantor): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Indebtedness; (ii) one or more extensions or renewals of the Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities, if any, or other contractual terms applicable to any of the Indebtedness or any amendment or modification of any of the terms or provisions of any loan agreement or other agreement under which the Indebtedness or any part thereof arose; (iii) any waiver or indulgence granted to the Maker, any delay or lack of diligence in the enforcement of the Indebtedness or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, the Maker or any guarantor or other person liable in respect of any of the Indebtedness; (v) any release, surrender, cancellation or other discharge of any evidence of the Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for the Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (vii) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (viii) any assignment, pledge or other transfer of any of the Indebtedness or any evidence thereof; (ix) any manner, order or method of application of any payments or credits upon the Indebtedness; and (x) any election by the Fund under Section 1111(b) of the United States Bankruptcy Code. The Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

         8. Waivers by Guarantor. The Guarantor waives any and all defenses, claims, setoffs and discharges of the Maker, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Fund any defense of waiver, release, discharge or disallowance in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Maker or any other person liable in respect of any of the Indebtedness, or any setoff available against the Fund to the Maker or any other such person, whether or not on account of a related transaction. The Guarantor expressly agrees that the Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Maker or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of the Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Maker or any of its assets. The Guarantor will not assert, plead or enforce against the Fund any claim, defense or setoff available to the Guarantor against the Maker. The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Indebtedness. The Fund shall not be required first to resort for payment of the Indebtedness to the Maker or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for the Indebtedness, before enforcing this Guaranty.

         9. If Payments Set Aside, etc. If any payment applied by the Fund to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Maker or any other obligor), the Indebtedness to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

         10. Additional Obligation of Guarantor. The Guarantor's liability under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor to the Fund as guarantor, surety, endorser, accommodation co-obligor or otherwise of any of the Indebtedness or obligation of the Maker, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

         11. No Duties Owed by Fund. The Guarantor acknowledges and agrees that the Fund (i) has not made any representations or warranties with respect to, (ii) does not assume any responsibility to the Guarantor for, and (iii) has no duty to provide information to the Guarantor regarding, the enforceability of any of the Indebtedness or the financial condition of the Maker or any guarantor. The Guarantor has independently determined the creditworthiness of the Maker and the enforceability of the Indebtedness and until the Indebtedness is paid in full will independently and without reliance on the Fund continue to make such determinations.

         12. Miscellaneous. This Guaranty shall be effective upon delivery to the Fund, without further act, condition or acceptance by the Fund, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the Fund and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application thereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and the Fund. This Guaranty shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. The Guarantor hereby
(i) consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Guaranty; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Fund or the Guarantor in connection with this Guaranty may be venued in either the state or federal courts located in the City and County of Denver, Colorado; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         13. Subordination. The obligations of the Guarantor with respect to the payment of all indebtedness represented by the Note and this Guaranty (the "Subordinated Indebtedness") is hereby expressly subordinated to the payment in full to Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Senior Lender"), of the obligations of the Guarantor under that certain Credit and Security Agreement, dated as of September 24, 2001, as supplemented and amended, by and between the Senior Lender and Southern Flow Companies, Inc., and the loan documents and instruments related thereto executed by the Guarantor, and under that certain Credit and Security Agreement, dated as of September 6, 2002, as supplemented and amended, by and between the Senior Lender and Metretek, Incorporated, and the loan documents and instruments related thereto executed by the Guarantor, as well each and every debt, liability and obligation of every type and description which the Guarantor may now or at any time hereafter owe to the Senior Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy insolvency or reorganization of the Guarantor, whether or not allowed in such proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefore (the "Senior Lender Indebtedness"), provided that the amount of Senior Lender Indebtedness shall not exceed $3,260,000 in the aggregate. In addition, the Senior Lender shall hold a first priority security interest and lien in all collateral now or hereafter securing payment of the Senior Lender Indebtedness, including all proceeds thereof (the "Collateral"), and any lien claimed therein by the Fund shall be and remain fully subordinate for all purposes to the lien of the Senior Lender for all purposes whatsoever. The Subordinated Indebtedness shall continue to be subordinated to the Senior Lender Indebtedness even if the Senior Lender Indebtedness is subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law.

         14. Payments. Until all of the Senior Lender Indebtedness has been paid in full and the Senior Lender has released its lien in the Collateral, the Fund shall not, without the Senior Lender's prior written consent, demand, receive or accept any payment (whether of principal, interest or otherwise) from the Guarantor in respect of this Guaranty, or exercise any right of or permit any setoff in respect of the Guaranty. [THE FOREGOING PROVISION ONLY APPLIES IN THE GUARANTEES BY THE WF GUARANTORS. THE FOLLOWING PROVISION SHALL BE INCLUDED IN ALL OTHER GUARANTEES: Until all of the Senior Lender Indebtedness has been paid in full and the Senior Lender has released its lien in the Collateral, the Fund shall not, except after giving ten (10) business days prior written notice to the Senior Lender, (but shall have the right after giving such notice without the need for the Senior Lender's consent to), demand, receive or accept any payment (whether of principal, interest or otherwise) from the Guarantor in respect of this Guaranty, or exercise any right of or permit any setoff in respect of the Guaranty.]

         15. Receipt of Prohibited Payments. If the Fund receives any payment on the Note that the Fund is not entitled to receive under the provisions of this Guaranty, the Fund will hold the amount so received in trust for the Senior Lender and will forthwith turn over such payment to the Senior Lender in the form received (except for the endorsement of the Fund where necessary) for application to then-existing Senior Lender Indebtedness (whether or not due), in such manner of application as the Senior Lender may deem appropriate. If the Fund exercises any right of setoff which the Fund is not permitted to exercise under the provisions of this Guaranty, the Fund will promptly pay over to the Senior Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If the Fund fails to make any endorsement required under this Guaranty, the Senior Lender, or any of its officers or employees or agents on behalf of the Senior Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Fund to make such endorsement in the Fund's name.

THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS GUARANTY.

         IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor the date first written above.

                                         [NAME OF GUARANTOR SUBSIDIARY]

                                         By: ___________________________________

                                         Its: __________________________________

STATE OF COLORADO               )
                                ) ss.
CITY AND COUNTY OF DENVER       )

                  The foregoing instrument was acknowledged before me this ___ day of ______________, 2004, by [name of individual], the [title] of [Guarantor], a Delaware corporation, on behalf of the corporation.

                                         _______________________________________
                                         Notary Public

                                    EXHIBIT C

                                ESCROW AGREEMENT

                                         Escrow Account No _____________________

                                         Effective Date ________________________

The parties to this Agreement are U. S. Bank National Association as Escrow Agent and the persons identified below as Customers and Class Counsel (collectively, "Customers") by their signatures. The parties shall be referred to in this Agreement respectively as Escrow Agent and Customers.

The Customers wish to place in escrow funds, securities, and/or documents as identified on Schedule A (the "Escrow Property"). The Escrow Agent is willing to hold and distribute such funds, securities and/or documents in accordance with the instructions of the Customers, subject to the terms identified in this Agreement and the Special Instructions in Schedule B which is incorporated by reference herein.

The Escrow Agent and the Customers agree as follows:

1. This Agreement may be altered, amended, modified or revoked only in writing, signed by all of the Customers and approved by the Escrow Agent, upon payment of all additional fees and expenses of the Escrow Agent.

2. No assignment, transfer or conveyance or hypothecation of any right, title or interest in the subject matter of this Escrow shall be binding upon the Escrow Agent unless notice is served by both Customers upon the Escrow Agent and all additional fees and expenses of the Escrow Agent incident to the transfer of the interest have been paid.

3. Any notice will be given by mailing, via first class mail, postage prepaid; by overnight mail; or by facsimile promptly followed by mailing such notice via first class mail, postage prepaid, to the addresses and/or facsimile numbers provided in this Agreement. Notice shall be effective when it is actually received by Customers or the Escrow Agent at the addresses set forth herein unless a different address is designated in writing to the other parties for notices hereunder. All such notices to the Escrow Agent must contain the account number, as set out above.

4. The Escrow Agent shall not be liable for any act it may do or omit to do as agent, while acting in good faith and in the exercise of its own best judgment. Any act done or omitted by the Escrow Agent on the advice of its own attorneys shall be deemed conclusively to have been done or omitted in good faith. The Escrow Agent shall have the right at any time to consult with counsel on any question arising under this Agreement. The Escrow Agent shall incur no liability for any delay reasonably required to obtain the advice of counsel.

5. The Escrow Agent is authorized to rely on the apparent authority and identity of the Customers executing or delivering these instructions or any notices, documents or papers given, deposited or called for under this Agreement.

6. The Escrow Agent shall not be a party to and shall not be bound by any agreements related hereto other than this Agreement. Furthermore, the Escrow Agent shall have no duty to know or determine the performance or nonperformance of any provision of any agreement that exists between the Customers and/or any other third parties. The Escrow Agent assumes no responsibility for the validity, accuracy, or sufficiency of any documents, papers, securities or payments deposited or called for under this Agreement except as may be expressly and specifically set forth in Schedule B.

7. The Escrow Agent shall invest funds in the triple "A" rated First American Treasury Reserve Obligations Money Fund (Class A). Customers hereby confirm receipt of the First American Funds prospectus. Customers further acknowledge that the fund investment advisor, custodian, distributor and other service providers as described in the prospectus are affiliates of U.S. Bank National Association, and investment in the fund includes approval of the fund's fees and expenses as detailed in the prospectus, including advisory and custodial fees and shareholder service expenses (which may be so called 12b-1 shareholder service fees), which fees and expenses are paid to U.S. Bank National Association, or subsidiaries of U.S. Bancorp. The shares of the funds are not deposits or obligations of, or guaranteed by, any bank including U.S. Bank National Association, or any of its affiliates, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency. The investment in the fund involves investment risk, including possible loss of principal. All accrued interest shall become part of the Escrow Fund. All entities entitled to receive interest from the escrow account will provide Escrow Agent with a W-9 or W-8 IRS tax form prior to the disbursement of interest. A statement of citizenship will be provided if requested by Escrow Agent. The Escrow Agent shall not be liable for losses, penalties or charges incurred upon any sale or purchase of any such investment.

8. In order to comply with IRS reporting requirements, the Escrow Agent is hereby directed to allocate interest earned on deposits to the entity to which they are actually paid as set out in Schedule B.

9. The Escrow Agent is expressly authorized to disregard any and all notices or warnings given by any of the Customers or by any other person or entity, except orders or process of a court, with or without jurisdiction. The Escrow Agent is expressly authorized to comply with and obey any and all court orders, judgments or decrees. The Escrow Agent shall not be liable to any of the Customers or to any other person or entity by reason of compliance with any court order, notwithstanding that such order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated, or found to have such been entered without jurisdiction.

10. In the event of any dispute arising under this Agreement, Colorado law will govern. With respect to the disposition of the Escrow Property, the Escrow Agent may deposit the property held in escrow with the Clerk, or acting Clerk, of the District Court of the City and County of Denver, State of Colorado. The Escrow Agent may interplead the funds into the District Court of the City and County of Denver, State of Colorado. Upon deposit of the Escrow Property and filing a complaint in interpleader, the Escrow Agent shall be relieved of all liabilities under the terms of this Agreement. The Customers, their heirs, legal representatives, executors of, administrators, successors and assigns shall submit themselves to the jurisdiction of the District Court of the City and County of Denver, State of Colorado and shall appoint the Clerk, or acting Clerk, of the District Court, as their agent for the service of all process in connection with such proceedings. The institution of an interpleader action shall not impair the rights and remedies of the Escrow Agent under Section 13.

11. The Escrow Agent may resign at any time by giving written notice to all Customers pursuant to Section 3 hereof. Resignation shall be effective 30 days after such notice has been received by both Customers. If a successor agent has not been appointed within such 30 day period, the Escrow Agent may petition the District Court of the City and County of Denver, State of Colorado, or may interplead the Customers in a proceeding for the appointment of a successor Escrow Agent, and all fees, including but not limited to extraordinary fees associated with the filing of interpleader, and expenses associated therewith shall be payable by the Settlement Fund.

12. Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer a substantial amount of its Corporate Trust business, shall be the Successor to the Escrow Agent without the execution or filing of any paper of the Customers, anything herein to the contrary notwithstanding.

13. In consideration of the acceptance of this Escrow by the Escrow Agent, the undersigned agree, jointly and severally, to bind themselves, their heirs, legal representatives, executors, administrators, successors and assigns, to allow Escrow Agent to charge against the Escrowed Property deposited all expenses and fees, including but not limited to, extraordinary fees associated with the performance of other than ordinary duties. Customers further agree that the Escrowed Property may be used to indemnify and hold harmless the Escrow Agent for any liability incurred to any other person or entity by reason of having accepted the Escrow and to reimburse all expenses, including, among other things, attorney fees and court costs. The Escrow Agent shall have a first and prior lien on all the Escrow Property to secure its indemnification and payment of fees and expenses. Thirty (30) days prior to deducting any expenses and fees from the Escrowed Property, the Escrow Agent shall send notice of the amount, type and reasons for such expenses and fees after which Escrow Agent is authorized to deduct fees and expenses without any additional prior notice from any deposited funds.

14. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

15. If the deposits are not withdrawn on or before December 31, 2006 or such later date as may be agreed by the Customers, the Escrow Agent is instructed to release and then distribute the Escrow Property held hereunder, less any fees and expenses of the Escrow Agent, to the entity who originally deposited such funds, as set forth in a written authorization to be signed by both Customers.

         UPON RELEASE OF THE ESCROW PROPERTY, THE ESCROW AGENT SHALL BE RELIEVED OF ALL LIABILITY ARISING UNDER THIS AGREEMENT.

16. Escrow fees for the performance of ordinary duties shall be initially billed to 1/2 to METRETEK and 1/2 to ClASS Counsel but any payments made by them may be reimbursed from any interest or earnings on escrowed funds and shall be:

         (a) Setting up Fees:   (b) Annual Fee (payable in    (c) Miscellaneous
         ONE TIME ONLY              advance, per year or any
                                    portion thereof billed
                                    semi-annually)

             $    500                    $     1,000                $    None
             --------                    -----------                ---------

17. The parties hereto hereby agree not to use the name of U.S. BANK NATIONAL ASSOCIATION to imply an association with the transaction other than that of a legal escrow agent.

18. The parties acknowledge that to the extent regulations of the Comptroller of Currency or other applicable regulatory entity grant a right to receive brokerage confirmations of security transactions of the escrow, the parties waive receipt of such confirmations, to the extent permitted by law. The Escrow Agent shall furnish a statement of security transactions on its regular monthly reports.

         IN WITNESS WHEREOF, the undersigned have affixed their signatures and hereby adopt as part of this instrument Schedule A and B which are incorporated by reference.

CUSTOMER:                             CUSTOMER:
Metretek Technologies, Inc.           Class Counsel - Law Offices of Vincent
                                      T. Gresham, LLC

By: __________________________        By: ______________________________________
    A. Bradley Gabbard                    Vincent T. Gresham

Its:  Executive Vice President        Its: Lead Counsel

303 E. 17th Avenue, Suite 660         3312 Piedmont Road, Suite 317
(Address)                             (Address)

Denver, CO  80203                     Atlanta, GA 30305
(City, State and Zip Code)            (City, State and Zip Code)

303-785-8079                          404-467-8290
(Telephone)                           (Telephone)

303-785-8085                          404-467-4328
(Telecopy Number)                     (Telecopy Number)

Tax I.D. _______________________      Tax I.D. _________________________________

                                      U. S. BANK NATIONAL ASSOCIATION as
                                      Escrow Agent

                                      By: ______________________________________
                                      Its: _____________________________________

NOTICES TO ESCROW AGENT SHALL BE SENT TO:

U.S. Bank Corporate Trust Services
60 Livingston Avenue
EP-MN-WS3T
St. Paul, MN 55107-2292
Attn: Olaleye Fadahunsi
(651) 495-3726                 With Fax Copy to:
(651) 495-8087 (fax)           Dawnita Ehl
                               (206) 344-4630 (fax)
                               (206) 344-4685 (phone)

                                  "SCHEDULE A"
                                   (Deposits)

                                   $2,750,000

                                  "SCHEDULE B"
                             (SPECIAL INSTRUCTIONS)

         Escrow Agent shall disburse funds only to Metretek Technologies, Inc. ("Metretek") or the Settlement Fund, or to Interpleader Escrow Account No. _________, or to the Escrow Agent. Any disbursement to the Escrow Agent shall be made in accordance with the procedure set forth in paragraph 13 of this Escrow Agreement. Any disbursements to Metretek or the Settlement Fund or to Interpleader Escrow Account No. ___________ must be approved by a written notice delivered to Escrow Agent in writing signed by both a Metretek representative and a representative for Class Counsel, with 5 business days prior written notice to Birge & Minckley P.C., Attn Thomas D. Birge or Carla B. Minckley, 1700 Broadway #1501, Denver, Co 80290, telecopy 303-860-7338 to be provided by Metretek and/or Class Counsel. The notice to Escrow Agent shall also contain the date written notice was received by Birge & Minckley. . The necessary writing, notices, and signatures may be transmitted by facsimile (the original writing and signatures are not necessary). The approved representative who may sign on behalf of Metretek is A. Bradley Gabbard, whose signature appears below. The approved representatives on behalf of Class Counsel are Vincent T. Gresham or Robert R. Elarbee, whose signatures appear below. Interest earnings shall be reported to the entity they are actually paid to subject to the provisions of paragraph 7 of this Escrow Agreement.

         The "Settlement Fund" shall be an interest bearing money market account to be established at a financial institution acceptable to both Metretek and Class Counsel and established with Metretek acting as Trustee.

___________________________________
Vincent T. Gresham

___________________________________
Robert R. Elarbee

___________________________________
A. Bradley Gabbard